                                                         Exhibit 21
                                                             to
                                                     Form 10-K for 1997


                       Subsidiaries of the Registrant
                          (as of March 27, 1998)

                                                           State of
    Subsidiary                                            Incorporation
    ----------                                            -------------
    Cincinnati Bell Telephone Company                        Ohio

        Cincinnati Bell Telecommunications Services Inc.     Ohio

        Cincinnati Bell Network Solutions Inc.               Ohio

    Cincinnati Bell Information Systems Inc.                 Ohio

    Cincinnati Bell Long Distance Inc.                       Ohio

    Cincinnati Bell Supply Company                           Ohio

    MATRIXX Marketing Inc.                                   Ohio

    Cincinnati Bell Directory Inc.                           Ohio

    Cincinnati Bell Cellular Systems Company                 Ohio

    Cincinnati Bell Finance Inc.                            Delaware

    Cincinnati Bell Wireless Company                         Ohio
